DEFERRED BONUS AGREEMENT


     THIS AGREEMENT is effective the first day of January, 1996, by and between Cascade Steel Rolling Mills, Inc., a wholly owned subsidiary of Schnitzer Steel Industries, Inc., both corporations organized under the laws of the State of Oregon (collectively referenced as "Company") and Kurt Zetzsche a resident of Oregon ("Employee").

WITNESSETH THAT:

     In consideration of the agreements hereinafter contained the parties hereto agree as follows:

1. The Company has previously agreed to employ the Employee and the Employee has agreed to serve the Company in such capacity as the Board of Directors of the Company ("Board") may designate from time to time. During the term of his employment, Employee has agreed to devote all of his time and attention, skill and effort to the performance of his duties for the Company as directed by the Board.

2. The Company has agreed to pay the Employee during the term of his employment such salary payable bi-weekly as the Board may from time to time determine together with deferred compensation payable as provided in paragraph 5 below, in addition to being eligible for other benefits normally provided by the Company to its employees.

3. In addition to his salary payable as indicated in paragraph 2 above, the Company shall from time to time declare that the Employee shall be eligible for a bonus in an amount determined solely at the discretion of the Board, usually between the Company's year end of August 31 of each year and the subsequent calendar year end of December 31.

4. Any such annual bonus amount as declared by the Board shall be paid 60% in cash, subject to all usual and required income tax and other withholdings to the Employee, as soon as practicable. The balance and remainder of any such bonus shall be credited by the Company to a Deferred Compensation Account on the Company's books of account and treated as a liability by the Company to the Employee payable under terms as specified in this agreement as follows:

     (a) The Deferred Compensation Account and amounts credited thereto shall continue at all times to be a general liability of the Company and shall not be required to be set aside or invested in cash, portfolio investments or other assets.

     (b) In addition to the amounts of bonus credited to the Deferred Compensation Account each year, the Company shall also credit on January 1 of each year an interest factor based on 120% of the average annual applicable federal long term rate, with annual compounding (as prescribed under Section 1274(d) of the Internal Revenue Code) as published monthly during the prior calendar year. Such interest shall be computed and credited based on the average monthly outstanding balance in the deferred compensation account for the immediate prior calendar year.

     (c) The Company may, solely at the discretion of the Board, choose to invest some or all of amounts credited to the Deferred Compensation Account in a separate cash account or in a portfolio of investment securities or other assets. However, title to and beneficial ownership of any such assets, including the Deferred Compensation Account itself, whether in cash or investments or other assets which the Company may earmark to pay Deferred Compensation to the Employee hereunder, shall at all times remain with the Company. The Employee and his designated beneficiary shall not have any property or beneficial interest whatsoever in any specific assets of the Company.

5. The benefits to be paid to the Employee as Deferred Compensation pursuant to this agreement are as follows:

     (a) If the Employee's employment is terminated on or after the Employee shall have reached the age of 60 the Company shall pay him in 5 annual installments an amount which each year is computed based on the balance in the Deferred Compensation Account as of the prior December 31 divided by: 5 minus the number of annual installment payments which have already been paid.

     (b) Notwithstanding the foregoing, the balance in the Deferred Compensation Account shall continue to be increased each year based on the interest rate specified in paragraph 4(b) of this agreement. If the Employee should die before 5 annual payments are made, the unpaid balance will continue to be paid for the unexpired portion of the 5 year period to the designated beneficiary or beneficiaries of the Employee in the same manner as set forth above.

     (c) If the Employee's employment hereunder is terminated for any reason other than death or disability before the Employee shall have reached age 60, then the amount in the Deferred Compensation Account shall continue to be credited with annual increases based on the interest rate specified in Paragraph 4(b) of this agreement and no payment shall be made until the date when the employee reaches age 60 and such payments then shall be made to the Employee in the same manner and to the same extent as set forth in Paragraph 5(a) above to the Employee.

     (d) If the Employee's employment has been terminated for any reason before he reaches age 60 and satisfactory evidence of the Employee's disability or death is submitted, then the Company shall make the 5 annual installment payments to the Employee or his designated beneficiaries in the same manner and to the same extent as provided in Paragraph 5(a) and (b) above. The beneficiary or beneficiaries designated by the Employee in this paragraph may be designated or changed by the Employee without the consent of any prior beneficiary on a form provided by the Company and delivered to the Company before the death of the Employee. If no such beneficiary shall have been designated or if no designated beneficiary shall survive the Employee, the installment payments under this agreement shall be payable to the Employee's estate.

     (e) The Employee shall be deemed to have become disabled for purposes of this agreement if the Board shall find on the basis of medical evidence satisfactory to the Board that the Employee is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by the Company and that such disability will be permanent and continuous during the remainder of his life.

     (f) The installment payments to be made to the Employee on account of his death or disability shall commence on the first day of the month following the date of the Board determination based on evidence submitted that death or disability has occurred. The installment payment to be made to the Employee on account of any event other than death or disability shall commence on the first day of the month following the later of the date on which the Employee reaches age 60 or the date of his termination of employment.

6. Nothing contained in this agreement and no action taken pursuant to the provisions of this agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this agreement shall continue for all purposes to be a part of the general funds of the Company, and no person other than the Company shall by virtue of the provisions of this agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

7. The right of the Employee or any other person to the payment of Deferred Compensation or other benefits under this agreement shall not be assigned, transferred, pledged or encumbered except by will or by laws of decent and distribution.

8. If the Board shall find that any person to whom any payment is payable under this agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this agreement.

9. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employee of the Company as an executive or in any other capacity.

10. Any Deferred Compensation payable under this agreement shall not be deemed salary or other compensation to the Employee for the propose of computing benefits for which he may be entitled under any retirement plan or other arrangement of the Company for the benefit of its employees.

11. The Board shall have full power and authority to interpret, construe and administer this agreement and the Board's interpretations and construction thereof, and actions thereunder including any valuation of Deferred Compensation account or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of this agreement unless attributable to his own willful misconduct or lack of good faith.

12. This agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and his heirs, executors, administrators and legal representative.

13. This agreement shall be construed in accordance with and governed by the laws of the State of Oregon.

IN WITNESS WHEREOF, the Company has caused this Deferred Bonus agreement to be executed by its duly authorized officer and the Employee has affixed his signature and date to this agreement as written.

                        SCHNITZER STEEL INDUSTRIES, INC.


                         /s/Robert Philip
                         --------------------------------
                         Signature

                         President             1/10/96
                         --------------------------------
                         Title                 Date



                        CASCADE STEEL ROLLING MILLS, INC.


                         /s/Edgar C. Shanks
                         --------------------------------
                         Signature

                         VP Taxation           1/10/96
                         --------------------------------
                         Title                 Date



                         EMPLOYEE


                         /s/Kurt C. Zetzsche
                         --------------------------------
                         Signature

                         1/10/96
                         --------------------------------
                         Date